UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN A PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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☐ Soliciting Material Pursuant to §240.14a-12

MERISEL, INC.
(Name of Registrant as Specified in Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MERISEL, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 14, 2005

TO MERISEL’S STOCKHOLDERS:

Merisel, Inc., a Delaware corporation (the “Company”), will hold its 2005 Annual Meeting of Stockholders on Wednesday, December 14, 2005, at 11:00 a.m., New York time at the Hotel Pennsylvania, 401 Seventh Avenue, New York, NY 10001, to vote for the following purposes, as further described in the accompanying proxy statement:

•	To elect two Class II directors to the Board of Directors.

•
To approve amendments to the Company’s Restated Certificate of Incorporation and Bylaws to eliminate the classified Board structure and to provide for the annual election of all directors and to eliminate the related supermajority voting provisions for amending the classified board structure.

•	To ratify the appointment by the Company’s Audit Committee of BDO Seidman, LLP as the Company’s independent registered public accounting firm for fiscal 2005.

•	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Company’s Board of Directors has fixed the close of business on November 1, 2005 as the record date for determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. Only record holders of the Company’s Common Stock at the close of business on that day will be entitled to vote. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 is enclosed with this notice and the accompanying proxy statement but is not to be considered part of the proxy soliciting material.

All stockholders are cordially invited to attend the Annual Meeting and vote in person. Whether or not you expect to attend the Annual Meeting, to ensure your representation at the Annual Meeting, please mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed. Any stockholder attending the Annual Meeting may vote in person even if he, she, or it previously returned a proxy.

By Order of the Board of Directors

Donald R. Uzzi
Chairman of the Board,
Chief Executive Officer
and President

New York, New York
November 14, 2005

Page

GENERAL INFORMATION	1

OUTSTANDING SECURITIES AND VOTING REQUIREMENTS	1

PROPOSAL 1 ELECTION OF CLASS II DIRECTORS	3
Information Regarding Class II Nominees	3
Information Regarding Continuing Directors	4
Director Independence	4
Board of Directors Meetings and Committees	5
Stockholder Recommendations of Director Candidates	6
Non-Management Director Compensation	6
Code of Business Conduct	6
Stockholder Communications with the Board of Directors	6
Compensation Committee Interlocks and Insider Participation	7

2004 AUDIT COMMITTEE REPORT	8

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION	9
Compensation Policy	9
Base Salary and Bonuses	9
Stock Options	9
CEO Compensation	10
Corporate Tax Deduction on Compensation	10

EXECUTIVE COMPENSATION	11
Summary Compensation Table	11
Option Grants in Last Fiscal Year	12
Aggregated Option Exercise in 2004 and Value of Options at 2004 Year End.	13
Employment and Change of Control Arrangements	13

OWNERSHIP OF COMMON STOCK OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	15

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	16

STOCK PRICE PERFORMANCE	17

PROPOSAL 2 AMENDMENTS TO RESTATED CERTIFICATE OF INCORPORATION AND BYLAWS TO ELIMINATE THE CLASSIFIED STRUCTURE OF THE BOARD AND TO ELIMINATE THE RELATED SUPERMAJORITY VOTING PROVISIONS	18

PROPOSAL 3 RATIFICATION OF APPOINTMENT BY THE AUDIT COMMITTEE OF BDO SEIDMAN, LLP AS THE COMPANY’S INDEPENDENT AUDITORS 2005	19
2003 and 2004 Audit and Non-Audit Fees	19
Change in Independent Accountants	20

OTHER MATTERS	21
Stockholder Proposals for Inclusion in 2006 Proxy Statement	21
Annual Report on 10-K	21

MERISEL, INC.
127 W. 30th Street, 5th Floor
New York, NY 10001

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is being sent on or about November 14, 2005 in connection with the solicitation of proxies by the Board of Directors of Merisel, Inc., a Delaware corporation (the “Company”). The proxies will be voted at the Company’s 2005 Annual Meeting of Stockholders which will be held on December 14, 2005, at 11:00 a.m., New York time, at the Hotel Pennsylvania, 401 7th Avenue, New York, NY 10001, or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Company’s principal executive offices are located at 127 West 30th Street, 5th Floor, New York, NY 10001.

The record date for the Annual Meeting is the close of business on November 1, 2005 and all holders of record of the Company’s common stock, par value $0.01 per share (the “Common Stock”), on the record date are entitled to notice of the Annual Meeting and to vote at the Annual Meeting, or at any adjournment thereof.

A proxy card for use at the Annual Meeting is enclosed. Whether or not you plan to attend the Annual Meeting in person, please date, sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope provided in order to ensure that your shares will be voted at the Annual Meeting. Any stockholder who returns a proxy has the power to revoke it at any time prior to its effective use by filing an instrument revoking it or a duly executed proxy bearing a later date with an executive officer of the Company or by attending the Annual Meeting and voting in person.

Unless you instruct otherwise in the proxy, any proxy, if not revoked, will be voted at the Annual Meeting as follows:

•	for the Class II director nominees named herein;

•
for approval of the amendments to the Company’s Restated Certificate of Incorporation and Bylaws to eliminate the classified board structure and provide for the annual election of all directors and to eliminate the related supermajority voting provisions for amending the classified board structure;

•	to ratify the selection of BDO Seidman, LLP as the Company’s registered independent public accounting firm for fiscal 2005; and

•	to transact such other matters that may properly come before the meeting in the discretion of the persons named in the accompanying proxy card.

OUTSTANDING SECURITIES AND VOTING REQUIREMENTS

The only voting securities of the Company are the outstanding shares of Common Stock. On the record date, the Company had 8,183,735 shares of Common Stock outstanding and 683 stockholders of record. The holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. As to all matters, each holder of Common Stock is entitled to one vote for each share of Common Stock held.

If you hold shares through a broker, you should follow the instructions for voting that you receive from your broker. If you want to vote in person, you must obtain a legal proxy from your broker and bring it to the Annual Meeting. If you do not submit voting instructions to your broker, your broker may vote on the following matters in its discretion: (1) the election of directors; (2) the amendments to the Company’s Restated Certificate of Incorporation and Bylaws to eliminate the classified board structure and provide for an annual election of directors and to eliminate the related supermajority voting provisions for amending the classified board structure; and (3) the ratification of BDO Seidman, LLP as the Company’s independent registered public accounting firm for 2005.

The voting requirements for the proposals you will consider at the meeting are as follows:

•
Election of Class II Directors (Proposal 1). The director nominees who receive the greatest number of votes at the Annual Meeting will be elected as Class II directors. Votes withheld have no legal effect with respect to the election of directors.

•
Approval of Amendments to the Company’s Restated Certificate of Incorporation and Bylaws to eliminate the classified board and the related supermajority voting provisions for amending the classified board structure (Proposal 2). The affirmative vote of the holders of at least 67% of the outstanding shares of Common Stock entitled to vote is required to approve Proposal 2. Any abstention, broker non-vote or failure to vote or return a proxy will have the same effect as a vote against this proposal.

•
Ratification of Appointment by the Audit Committee of BDO Seidman, LLP as the Company’s Registered Independent Public Accounting Firm (Proposal 3). The affirmative vote of the holders of the a majority of the shares present, or represented by proxy, and entitled to vote at the Annual Meeting will be required to ratify the Company’s selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm for 2005. Abstentions count as votes cast and have the same effect as a vote against this proposal.

The cost of preparing, assembling, printing and mailing this proxy statement and the accompanying proxy card, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. The Company may request banks and brokers to solicit their customers who beneficially own Common Stock listed of record in names of nominees, and will reimburse such banks and brokers for their reasonable out-of-pocket expenses of such solicitation. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers, directors and regular employees of the Company, but no additional compensation will be paid to such individuals.

PROPOSAL 1

ELECTION OF CLASS II DIRECTORS

The Board of Directors presently consists of six members divided into three classes serving staggered terms, with one class of directors elected annually. Each of Class I, Class II and Class III consists of two directors. The term of the present Class II directors will expire at the Annual Meeting. The terms of the directors in Class I extend through the 2007 annual meeting of stockholders, and terms of directors in Class III extend through the 2006 annual meeting of stockholders. The Board of Directors has nominated Mr. Bradley J. Hoecker and Dr. Arnold Miller, the incumbent Class II directors, for election as Class II directors at the Annual Meeting for a term ending at the 2008 annual meeting of stockholders. However, if Proposal Two to amend the Company’s Restated Certificate of Incorporation and Bylaws to eliminate the classified board structure (see page 19) is approved by the requisite vote of the Company’s stockholders, then the terms of all directors, including those elected at the 2005 Annual Meeting, will end at the 2006 annual meeting of stockholders. Thereafter, all directors will be elected for one-year terms.

Mr. Hoecker and Dr. Miller have consented to being named in this proxy statement as a nominee for election as directors and have agreed to serve as a director if elected. If, by reason of death or other unexpected occurrence, such nominee should for any reason become unavailable for election, or is unable to serve, or for good cause will not serve (although management knows of no reason to anticipate that this will occur), the persons named in the accompanying proxy card may vote for the election of such substitute nominee as the Board of Directors may propose. The persons named as proxies may not vote for a greater number of persons than the number of nominees named above. The accompanying proxy card contains a discretionary grant of authority with respect to this matter. No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director.

Information Regarding Class II Nominees

Bradley J. Hoecker (age 43) has been a member of the Board of Directors since December 1997. Mr. Hoecker has been a Partner and Director of Stonington Partners, Inc. and a Partner and Director of Stonington Partners, Inc., II since 1997. Prior to being named partner in 1997, Mr. Hoecker was a Principal of Stonington Partners from 1993 to 1997. He was a Consultant to Merrill Lynch Capital Partners from 1994 to December 2000 and was an Associate in the Investment Banking Division of Merrill Lynch Capital Partners from 1989 to 1993.

Dr. Arnold Miller (age 76) has been a member of the Board of Directors since August 1989. Since 1987, Dr. Miller has been President of Technology Strategy Group, a consulting firm organized to assist businesses and government in the fields of corporate strategy development, international technology transfer and joint ventures, as well as business operations support. Prior to forming Technology Strategy Group, Dr. Miller was employed at Xerox Corporation for 14 years, where his most recent position was Corporate Vice President with responsibility for worldwide electronics operations.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF THE BOARD’S NOMINEES

Information Regarding Continuing Directors

Continuing Directors - Class III

Donald R. Uzzi (age 53) has served as Chief Executive Officer and President since November 2004 and was elected Chairman of the Board of Directors in April 2005. From December 2002 to November 2004, Mr. Uzzi provided consulting services for various companies on marketing, corporate strategy and communications. From July 1999 to December 2002, Mr. Uzzi was Senior Vice President of Electronic Data Systems Corporation. From July 1998 to July 1999, Mr. Uzzi was a principle officer of Lighthouse Investment Group. From August 1996 to April 1998, Mr. Uzzi served as Executive Vice President at Sunbeam Corporation. Prior to 1996, Mr. Uzzi held the position of President of the Gatorade division of Quaker Oats.

Ronald P. Badie (age 62) has been a member of the Board of Directors since October 2004. In March 2002, Mr. Badie retired from Deutsche Bank after 35 years of service. At the time of his retirement, he was Vice Chairman of Deutsche Bank Alex Brown (now Deutsche Bank Securities), the firm’s investment banking subsidiary. Prior to serving as Vice Chairman, Mr. Badie held a variety of management positions with the firm and its predecessor, Bankers Trust Company, in both New York and Los Angeles. Mr. Badie is also currently a director of Integrated Electrical Services, Inc., Amphenol, Inc., Global Motorsport Group, Inc and Nautilus, Inc.

Continuing Directors - Class I

Albert J. Fitzgibbons III (age 60) has been a member of the Board of Directors since December 1997. Mr. Fitzgibbons has been a Partner and a Director of Stonington Partners, Inc. and a Partner and a Director of Stonington Partners, Inc., II since 1993. He served as a Director of Merrill Lynch Capital Partners, Inc., a private investment firm associated with Merrill Lynch & Co., from 1988 to May 2001 and a Consultant to Merrill Lynch Capital Partners from 1994 to December 2000. Mr. Fitzgibbons was a Partner of Merrill Lynch Capital Partners from 1993 to 1994 and Executive Vice President of Merrill Lynch Capital Partners from 1988 to 1993. Mr. Fitzgibbons was also a Managing Director of the Investment Banking Division of Merrill Lynch & Co. from 1978 to July 1994.

Lawrence J. Schoenberg (age 73) has been a member of the Board of Directors since 1990. From 1967 through 1990, Mr. Schoenberg served as Chairman of the Board of Directors and Chief Executive Officer of AGS Computers, Inc., a computer software company. From January to December 1991, Mr. Schoenberg served as Chairman and as a member of the executive committee of the Board of Directors of Directors of AGS. Mr. Schoenberg retired from AGS in 1992. Mr. Schoenberg is also a director of Government Technology Services, Inc. and Cellular Technology Services, Inc.

Director Independence

The Board of Directors has determined that the Company is a “controlled company” under the NASD’s rules because more than 50% of the Company’s Common Stock is held by one entity, Phoenix Acquisition Company II, L.L.C. Accordingly, the Company is not required to, and does not, have a majority of independent directors on its board and does not have compensation or nominating committees comprised solely of independent directors. The Board of Directors has determined that Dr. Miller and Messrs. Badie and Schoenberg meet the independence requirements of the SEC and NASD.

Board of Directors Meetings and Committees

The Company’s Board of Directors met nine times during 2004. Each incumbent director attended 75% or more of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all Committees of the Board of Directors on which he served.

Name of Committee and Members	Primary Responsibilities	# of Meetings in 2004
Audit Committee Dr. Arnold Miller (Chair) Ronald P. Badie Lawrence J. Schoenberg
• Reviews the Company’s annual and quarterly financial statements and results of each audit and quarterly review by the Company’s independent accountants.

• Consults and meets with the Company’s independent accountants, auditors, Chief Financial Officer and other finance and accounting personnel concerning various matters, including the adequacy of internal controls.

• Selects, determines the compensation of, evaluates and, when appropriate, replaces the Company’s independent accountants.

• Monitors the qualifications and independence of the independent auditor and performance of the Company’s internal audit function and independent accountants.

• Reviews potential conflict of interest situations.

		21
Compensation Committee Lawrence J. Schoenberg (Chair) Albert J. Fitzgibbons Dr. Arnold Miller
• Establishes policies relating to the compensation of the Company’s executive officers and other key employees.

• Administers the Company’s compensation plans, including employee stock option plans and make recommendations to the Board of Directors concerning other compensation matters.

• Annually reviews and makes recommendations to the Board of Directors concerning the compensation of the Chief Executive Officer.

• Determines the compensation of the Company’s other executive officers and key members of management.

• Annually approves the Company’s management bonus plan and makes grants of stock options and other stock-related incentive compensation awards.

		3
Nominating Committee Lawrence J. Schoenberg (Chair) Albert J. Fitzgibbons Bradley J. Hoecker	• Assists the Board of Directors in identifying, evaluating and recommending candidates for election to the Board of Directors and each committee. • Establishes procedures and provides oversight for evaluating the Board of Directors and management. • Evaluates the size, structure and composition of the Board of Directors and its committees.	1

The Board of Directors has adopted a written charter for the Audit Committee setting forth its roles and responsibilities. The Board has not adopted charters for the Compensation and Nomination Committee

Stockholder Recommendations of Director Candidates

The Nominating Committee will consider director nominees who are recommended by the Company’s stockholders, and will not evaluate any candidate differently solely because he or she was recommended by a stockholder. To recommend a prospective candidate for consideration by the Nominating Committee, stockholders should submit the candidate’s name and qualifications to the Nominating Committee, care of the Company’s Secretary at Merisel, Inc., 127 W. 30th Street, 5th Floor, New York, New York, 10001. The Company’s Secretary will forward this information to the Nominating Committee members. The Company has not utilized any third parties in the selection of its nominees. No candidates have been nominated during 2005 by a stockholder holding 5% or more of the Company’s common stock.

Non-Management Director Compensation

In 2004, each non-employee director was entitled to receive an annual retainer fee of $24,000, $1,000 for each Board of Directors meeting attended ($500 for meetings held telephonically), $1,000 quarterly for acting as the chairman of a Committee of the Board of Directors, and $500 for each committee meeting attended plus reimbursement for travel expenses incurred in attending Board of Directors and Committee meetings.

In 2005, and for subsequent years, each non-employee director is entitled to receive an annual retainer fee of $30,000, $1,500 for each Board of Directors meeting attended ($500 for meetings held telephonically after four telephonic meetings per year which are included in the annual retainer), $2,000 quarterly for acting as the chairman of the Audit Committee of the Board of Directors, $1,000 quarterly for acting as the chairman of any other Committee of the Board of Directors of Directors, $1,250 quarterly for acting as lead director (a position created in the third quarter of 2005) and $500 for each Committee meeting attended plus reimbursement for travel expenses incurred in attending Board of Directors and Committee meetings. Additionally, each non-employee director is entitled to receive 4,000 shares of stock for service in 2005 and thereafter an annual grant of restricted stock with a fair market value at $28,000. Common stock granted for 2005 will be fully vested stock grants in subsequent years will be granted to each director upon election and will be vested on the first anniversary of the date of grant.

Non-employee directors are able to elect on an annual basis to take up to 25 percent of their annual retainer fee in shares of Common Stock in lieu of cash, based on the market price of the Common Stock on the first day of the quarter following each annual meeting of stockholders.

Code Of Business Conduct

The Board of Directors has adopted and approved the Company’s Code of Business Conduct. All of the Company’s directors, officers and employees are subject to the standards and requirements set forth in the Code of Business Conduct and are required to sign a certificate of compliance. The Code of Business Conduct can be found on the Company’s website www.merisel.com.

Stockholder Communications with the Board of Directors

The Board of Directors adopted a policy regarding the submission of communications by stockholders to the Board of Directors or to individual Board members. Stockholders may submit communications in writing, which should be sent to the Company’s Secretary at Merisel, Inc., 127 W. 30th Street, 5th Floor, New York, New York, 10001. These communications will be delivered to the Board of Directors or any individual director, as specified.

The Company encourages its board members to attend each annual meeting of stockholders. One board member attended the 2004 Annual Meeting of Stockholders.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves on the compensation committee of any other company or board of directors of any other company of which any member of the Company’s Compensation Committee is an executive officer.

AUDIT COMMITTEE REPORT

The Audit Committee has been established for the purpose of overseeing the Company’s accounting and financial reporting processes on behalf of the Board of Directors. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements; accounting and financial reporting principles; internal controls; and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Audit Committee has selected and retained BDO Seidman, LLP (“BDO”) as the Company's independent accounting firm for 2005. BDO is responsible for performing an independent audit of the consolidated financial statements in accordance with PCAOB standards. In accordance with the Sarbanes-Oxley Act, the Audit Committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace the Company's independent accountants.

In accordance with existing Audit Committee policy and the more recent requirements of the Sarbanes-Oxley Act, all services to be provided by BDO are subject to pre-approval by the Audit Committee. This includes audit services, audit-related services, tax services and other services. In some cases, pre-approval is provided by the full Audit Committee for up to a year, and relates to a particular category or group of services and is subject to a specific budget. In other cases, Dr. Miller, as the Designated Member, has the delegated authority from the Audit Committee to pre-approve additional services, and such pre-approvals are then communicated to the full Audit Committee. See "Proposal 3 - 2003 and 2004 Audit and Non-Audit Fees” for more information regarding fees paid to BDO for services in fiscal years 2004 and 2003.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management of the Company and BDO the audited consolidated financial statements of the Company for the year ended December 31, 2004. Management represented to the Audit Committee that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. In addition, the Audit Committee has discussed with BDO the matters required by Statements on Auditing Standards No. 61 and Rule 2-07 of Regulation S-X (Communication with Audit Committees) and, with and without management present, discussed and reviewed the results of the independent accountants’ audit of the consolidated financial statements.

The Audit Committee has also received and reviewed the written disclosures and the letter from BDO required by Independence Standards Board Standard No. 1 and the Audit Committee has discussed with BDO its independence from the Company.

Based on the foregoing review and discussions and a review of the report of BDO with respect to the consolidated financial statements, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

Dr. Arnold Miller (Chair)
Ronald P. Badie
Lawrence J. Schoenberg

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors is currently comprised of Messrs. Schoenberg and Fitzgibbons and Dr. Miller. The Compensation Committee is authorized to make recommendations to the Board of Directors concerning the compensation of the Company’s Chief Executive Officer, to determine the compensation of the Company’s President, Chief Operating Officer, Chief Financial Officer and other executive officers, to approve on an annual basis the Company’s management bonus plan and to make grants of stock options and other stock-related incentive compensation awards. Any member of the Board of Directors who is also an executive officer does not participate when the Board of Directors reviews his or her compensation.

With the exception of certain stock option and restricted stock grants made to Donald R. Uzzi pursuant to his employment agreement with the Company in 2004 disclosed below, the Compensation Committee made no recommendations regarding changes in executive compensation and approved no grants of stock options or other stock-related compensation awards in 2004.

Compensation Policy

The Company’s executive compensation policy is designed to establish an appropriate relationship between executive pay and the Company’s annual performance and short-term objectives, its long-term objectives, and its ability to attract and retain qualified executive officers. The Committee attempts to achieve these goals by integrating competitive annual base salaries with (1) bonuses based on corporate performance and other performance measures and on the achievement of internal strategic objectives and (2) stock options or other stock-based incentive awards through the Company’s stock option and similar plans. The Committee believes that cash compensation in the form of salary and bonus provides Company executives with short-term rewards for success in operations, and that long-term compensation through the award of stock options or other stock-based awards encourages growth in management stock ownership, which in turn leads to the expansion of management’s stake in the long-term performance and success of the Company.

Base Salary and Bonuses

The base salary levels of executive officers in 2004 were not increased as part of an across-the-board salary increase, however, certain executives received salary increases that primarily consisted of merit increases. The compensation of newly hired executives is generally determined based upon the individual’s previous experience and industry standards for compensation paid to employees with comparable responsibilities.

Stock Options

The Company has adopted a long-term incentive compensation strategy to provide incentives and reward management’s contribution to the achievement of long-term Company performance goals, as measured by the market value of the Common Stock. In determining the amount of option grants to an individual, the Committee considers, among other things, the level of responsibility, position, contribution and anticipated performance requirements of such individual as well as prior grants to such individual and grants to individuals in comparable positions. While the Company has been pursuing its acquisition strategy during the last three years and in part because of the reduced size of the Company, the Board of Directors has determined to grant very limited stock-based awards during this period.

CEO Compensation

In 2004, as a result of the reduced size of the Company, the Compensation Committee recommended and the Board of Directors approved, a reduction in the salary of Timothy N. Jenson, the Company’s former Chief Executive Officer, from $400,000 to $200,000.

In November 2004, Mr. Uzzi was hired to serve as the Chief Executive Officer and President of the Company. Pursuant to Mr. Uzzi’s employment agreement with the Company, Mr. Uzzi initially received a base salary of $200,000 per year. In March 2005, as a result of the acquisitions of Color Edge, Color Edge Visual, Inc. and Comp 24, Mr. Uzzi’s base salary increased to $400,000 per year. The base salary increases to $450,000 upon an attainment by the Company of earnings before taxes of at least $12 million on a rolling four-quarter basis, and to $500,000 upon an attainment by the Company of earnings before taxes of at least $15 million on a rolling four-quarter basis. Mr. Uzzi also is eligible for an annual bonus with a target level of 100% of his base salary, to be awarded based on achievement of the Company’s forecasted EBITDA in the financial plan approved by the Board of Directors and such other criteria as may be determined by the Board of Directors or the Compensation Committee. Mr. Uzzi’s annual bonus for calendar year 2005 will be equal to at least 50 percent of his base salary. Mr. Uzzi also was entitled to receive a relocation bonus of $100,000 for expenses associated with the relocation of his family and moving of his household goods and furnishings to a new residence.

Corporate Tax Deduction on Compensation

To the extent readily determinable, and as one of the factors in its consideration of compensation matters, the Committee considers the anticipated tax treatment to the Company and to the executives of various compensation. Some types of compensation and their deductibility depend upon the timing of an executive’s vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws also affect the deductibility of compensation. To the extent reasonably practicable and to the extent it is within the Committee’s control, the Committee intends to limit executive compensation in ordinary circumstances to that deductible under Section 162(m) of the Internal Revenue Code of 1986. In doing so, the Committee may utilize alternatives (such as deferring compensation) for qualifying executive compensation for deductibility and may rely on grandfathering provisions with respect to existing contractual commitments.

Lawrence J. Schoenberg (Chair)
Albert J. Fitzgibbons III
Dr. Arnold Miller

EXECUTIVE COMPENSATION

 Summary Compensation Table

The following table sets forth the compensation for each of the last three fiscal years awarded to or earned by the Company’s Chief Executive Officer and its other most highly compensated executive officers (the “named executive officers”).

		Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Awards	Stock Options	All Other Compensation (1)
Donald R. Uzzi (2) Chief Executive Officer and President	2004	$19,230	-	$100,000 (3)	$696,000 (4)	300,000	-

Timothy N. Jenson Former Chief Executive Officer, President, Chief Financial Officer and Assistant Secretary (5)	2004 2003 2002	361,363 (6) 400,000 400,000	421,094 (7) 661,590 (7) -	- - -		- - -	$221,144 6,000 5,500

Allyson Vanderford Chief Financial Officer, Former Vice President, Finance and Treasurer	2004 2003 2002	150,258 139,321 124,038	17,250 50,000 50,000	- - -		- - -	5,600 5,679 5,221

Traci Barnett (8) Former Vice President, Sales & Marketing	2004 2003 2002	133,507 179,769 170,961	- 50,000 61,500	- - -		- - -	2,908 6,000 5,500
(1)

Consists of amounts contributed by the Company to its 401(k) plan. In Mr. Jenson’s case, reported amount also consists of the following amounts paid in February 2005 pursuant to the settlement agreement with the Company: $200,000 in severance payments and $15,644 in COBRA reimbursements.

(2)	Mr. Uzzi’s employment with the Company commenced on November 22, 2004.
(3)	Consists of relocation bonus paid in January 2005 pursuant to Mr. Uzzi’s employment agreement.
(4)
Consists of 150,000 restricted shares of Common Stock valued at $960,000 based upon the closing market price on December 31, 2004. The $696,000 referenced in the table reflects the value based on the closing market price on the date of grant.

(5)	Mr. Jenson’s employment with the Company ceased effective November 22, 2004.
(6)	Includes $37,692 in accrued vacation paid in connection with a settlement agreement with Mr. Jenson.
(7)
Consists of bonus compensation payable pursuant to a retention agreement with Mr. Jenson. See “Employment and Change of Control Arrangements” below. Portions of such bonus payments were deferred by Mr. Jenson pursuant to a deferred compensation agreement.

(8)	Ms. Barnett’s employment with the Company terminated on July 9, 2004.

 Option Grants in Last Fiscal Year

The following table sets forth information concerning options granted in 2004 to the Company’s named executive officers.

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Price Appreciation for Option Term (1)
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in 2004		Exercise or Base Price per Share	Expiration Date	5%	10%
Donald R. Uzzi	100,000 100,000 100,000	33.3 33.3 33.3	% % %	$5.00 8.00 12.00	11/22/2014 11/22/2014 11/22/2014	$250,920 - -	$955,090 655,090 255,090
Timothy N. Jenson (2)	-	-		-	-	-	-
Allyson Vanderford	-	-		-	-	-	-
Traci Barnett (3)	-	-		-	-	-	-

(1)
The potential realizable value is calculated assuming that the fair market value of the Company’s common stock appreciates at the indicated annual rate compounded annually for the entire ten year term of the option, and that the option is exercised and the underlying shares of common stock sold on the last day of its ten year term for the appreciated stock price. The assumed 5% and 10% rates of appreciation are mandated by the rules of the SEC and do not represent the Company’s estimate of the future prices or market value of the common stock.

(2)	Mr. Jenson’s employment with the Company ceased effective November 22, 2004.
(3)	Ms. Barnett’s employment with the Company ceased effective July 9, 2004.

Aggregated Option Exercise in 2004 and Value of Options at 2004 Year End

The following table sets forth information with respect to the named executive officers concerning option exercises for 2004 and the value of the exercisable and unexercisable options held as of December 31, 2004:

			Number of Securities Underlying Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End (1)
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Donald R. Uzzi	-	-		300,000	-	$141,000
Timothy N. Jenson (2)	-	-	11,700	-	-	-
Allyson Vanderford	-	-	-	-	-	-
Traci Barnett (3)	7,500	$15,794	-	-	-	-

(1)	Values for in-the-money outstanding options represents the positive spread between the exercises prices and $6.40, the closing price of the common stock as reported on the Pink Sheets.
(2)	Mr. Jenson’s employment with the Company ceased effective November 22, 2004.
(3)	Ms. Barnett’s employment with the Company ceased effective July 9, 2004.

Employment and Change of Control Arrangements

Pursuant to a retention agreement with Mr. Jenson, Mr. Jenson served as the Chief Executive Officer and President of the Company with an annual base salary of $400,000. In addition, the retention agreement provided that Mr. Jenson would be entitled to certain bonus payments based upon the achievement of specified objectives that relate to the generation of cash. In July 2004, Mr. Jenson’s annual base salary was reduced to $200,000. The Company had no obligation to retain or continue Mr. Jenson as an employee and his employment status as an "at-will" employee of the Company was not affected by the retention agreement. Under the retention agreement, if Mr. Jenson's employment with the Company was terminated for any reason other than as a result of (i) termination for cause (as defined in the agreement), (ii) death or permanent disability, or (iii) Mr. Jenson's resignation without good reason (as defined in the agreement), the Company was obligated to pay Mr. Jenson a lump sum payment equal to his annual base salary and an amount equal to any unpaid bonuses and reimburse Mr. Jenson for the cost of his COBRA payments for one year following the termination of employment. Mr. Jenson received bonus payments of $661,590 in 2002 and $421,094 in 2003 under the retention agreement. The amounts payable under this agreement were in dispute at the time of his resignation in November 2004, however a settlement was reached in February 2005, and all outstanding amounts have since been settled.

In November 2004, the Company entered into an employment agreement with Mr. Uzzi whereby Mr. Uzzi is to serve as the Chief Executive Officer and President of the Company. The employment agreement provides for a three year term that continuously renews for additional one-year terms unless either party gives written notice of non-renewal at least 90 days prior to the expiration of the then-effective term.

Under the employment agreement, Mr. Uzzi initially received a base salary of $200,000 per year. In March 2005, as a result of the acquisitions of Color Edge, Color Edge Visual, Inc. and Comp 24, Mr. Uzzi’s base salary increased to $400,000 per year. The base salary increases to $450,000 upon an attainment by the Company of earnings before taxes of at least $12 million on a rolling four-quarter basis, and to $500,000 upon an attainment by the Company of earnings before taxes of at least $15 million on a rolling four-quarter basis. Mr. Uzzi also is eligible for an annual bonus with a target level of 100% of his base salary, to be awarded based on achievement of the Company’s forecasted EBITDA in the financial plan approved by the Board of Directors and such other criteria as may be determined by the Board of Directors or the Compensation Committee. Mr. Uzzi’s annual bonus for calendar year 2005 will be equal to at least 50 percent of his base salary. Mr. Uzzi also was entitled to receive a relocation bonus of $100,000 for expenses associated with the relocation of his family and moving of his household goods and furnishings to a new residence.

If Mr. Uzzi’s employment is terminated by the Company without “cause” (as defined in the employment agreement), Mr. Uzzi will be entitled to continuation of his base salary for a period ending on the later of (x) the first anniversary of the date of termination and (y) the remaining period of the term of the employment agreement. In the event of termination of Mr. Uzzi’s employment by the Company without cause or resignation by Mr. Uzzi for “good reason” (as defined in the employment agreement) during the one-year period following a change in control of the Company, Mr. Uzzi will be entitled to continuation of his base salary for a period ending on the later of (x) the second anniversary of the date of such termination or resignation and (y) the remaining period of the term of the agreement. In the event of termination of employment due to Mr. Uzzi’s death or disability, Mr. Uzzi will be entitled to continuation of base salary for 60 days following termination. Mr. Uzzi will be entitled to a pro rata portion of his annual bonus for the calendar year in which the termination occurs, based upon the attainment of the applicable criteria up to the date of termination, in the event of (i) termination by the Company without cause, (ii) within one year following a change in control, termination by the Company without cause or resignation by Mr. Uzzi for good reason, (iii) termination following the Company’s delivery to Mr. Uzzi of a notice of nonrenewal, or (iv) Mr. Uzzi’s death or disability.

Under the employment agreement, Mr. Uzzi was granted 150,000 restricted shares of the Company’s common stock, as well as options to purchase 300,000 shares of the Company’s common stock. The stock options were granted in three equal tranches, with per share exercise prices of $5.00, $8.00 and $12.00, respectively. The stock options and restricted shares will vest an initial 50 percent on November 22, 2005, and an additional 25 percent on each of November 22, 2006 and 2007. If Mr. Uzzi’s employment is terminated by the Company without cause, a pro rata portion of the unvested stock options and restricted shares that were scheduled to have vested on the next scheduled vesting date following the date of termination will become immediately vested. If Mr. Uzzi’s employment is terminated by the Company without cause prior to November 22, 2005, 25,000 of the stock options in each tranche and 37,500 restricted shares will become fully vested and a pro rata portion of the remaining unvested stock options in each tranche and the remaining restricted shares that were scheduled to have vested on November 22, 2005, will become immediately vested. If Mr. Uzzi’s employment is terminated due to Mr. Uzzi’s death or disability prior to November 22, 2005, 25,000 of the stock options in each tranche and 37,500 restricted shares will become fully vested. If, within one year following a change in control of the Company, Mr. Uzzi’s employment is terminated by the Company without cause or Mr. Uzzi resigns for good reason, all outstanding unvested stock options and all outstanding unvested restricted shares shall become fully vested.

The employment agreement also contains customary confidentiality, non-compete and non-solicitation provisions.

OWNERSHIP OF COMMON STOCK OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of November 1, 2005 certain information regarding beneficial ownership of the Company’s common stock by each stockholder known by the Company to be the beneficial owner of 5% or more of the outstanding Common Stock as of such date, each director, each named executive officer and all directors and executive officers as a group. Unless otherwise indicated, the stockholders have sole voting and investment power with respect to shares beneficially owned by them, subject to community property laws, where applicable.

	Shares Beneficially Owned
Name	Number	Percentage
Phoenix Acquisition Company II, L.L.C	6,279,432	68.23% (7)
767 5th Avenue, 48th Floor
New York, NY 10153 (1)
Ronald P. Badie	-	-
Traci Barnett (8)	-	-
Albert J. Fitzgibbons III (2)	-	-
Rajiv Garg	-	-
Bradley J. Hoecker (2)	-	-
Timothy N. Jenson (5) (8)	109,415	1.38%
Dr. Arnold Miller (3)	300	*
Lawrence J. Schoenberg (3)	36,158	*
John J. Sheehan	-	-
Donald R. Uzzi (4)	300,000	3.79%
Allyson Vanderford (5)	3,852	*
Kenneth Wasserman	-	-
All Directors and Executive Officers (6) as a Group (12 Persons)	449,725	5.68%
*Represents less than 1%

(1)
All information regarding share ownership is taken from and furnished in reliance upon the Schedule 13D filed by Phoenix pursuant to Section 13(d) of the Securities Exchange Act of 1934. Stonington Capital Appreciation 1994 Fund, L.P. (the “Fund”) is the sole member of Phoenix. Stonington Partners, L.P. (“Stonington LP”) is the general partner of the Fund, and Stonington Partners, Inc. II (“Stonington II”) is the general partner of Stonington LP. The Fund is managed

(2)
by Stonington. The following individuals are the directors and/or officers of Stonington and Stonington II and have shared voting and dispositive powers with respect to the Common Stock held by Phoenix: Alexis P. Michas; James J. Burke, Jr.; Albert J. Fitzgibbons III; and Bradley J. Hoecker. Stonington LP, Stonington II, Stonington and each of the directors and officers of Stonington II and Stonington disclaim beneficial ownership of these shares. The business address of each of Phoenix, Stonington and their directors and officers is 767 5th Avenue, 48th Floor, New York, New York 10153.

(3)
Each of Messrs. Fitzgibbons and Hoecker is a director or partner of certain affiliates of Phoenix Acquisition Company II, L.L.C. (“Phoenix”) and, therefore, may be deemed to beneficially own the 6,170,409 shares of Common Stock beneficially owned by Phoenix. Each of Messrs. Fitzgibbons and Hoecker disclaims such beneficial ownership. The address of each of Messrs. Fitzgibbons and Hoecker is the same as that given for Phoenix.

(4)	Includes 100 shares issuable with respect to stock options exercisable within 60 days after November 1, 2005.
(5)	Includes 150,000 shares issuable with respect to stock options exercisable within 60 days of November 1, 2005.
(6)
Includes shares held in the Company’s 401(k) plan for the accounts of the following individuals: Mr. Jenson - 8,155; Ms. Vanderford - 2,352. The administrative committee of the Company’s 401(k) plan directs the voting of shares held in the plan.

(7)
Includes 200 shares issuable with respect to stock options held by Dr. Miller and Mr. Schoenberg and 150,000 shares issuable with respect to stock options held by Mr. Uzzi exercisable within 60 days of November 1, 2005.

(8)	Includes 1,229,750 shares of common stock into which the convertible preferred stock beneficially owned by Phoenix is convertible within 60 days of November 1, 2005.
(9)	Number of shares owned by terminated employees assumed to be same number as last reported prior to termination.

  SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and beneficial owners of more than 10% of the Company’s common stock to file reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of all such reports they file. Based solely on its review of the copies of such reports received by it, or on written representations from such persons, the Company believes that, during 2004, all Section 16(a) filing requirements applicable to its executive officers, directors and 10% owners were complied with.

  STOCK PRICE PERFORMANCE

The following graph compares the total cumulative stockholder return on the Common Stock from the five year period ended December 31, 2004 to that of the Standard & Poor’s MidCap Index, and the Standard Industrial Classification (“SIC”) Code Index (SIC Code 5045 - Computer and Computer Peripheral Equipment and Software) for the period beginning December 31, 1999 through December 31, 2004. The graph assumes that the value of an investment in Common Stock and in each such index was $100 on December 31, 1999, and that all dividends have been reinvested. Cumulative total stockholder return consists of change in stock price and cumulative dividends, assuming dividend reinvestment.

PROPOSAL 2

AMENDMENTS TO RESTATED CERTIFICATE OF INCORPORATION AND BYLAWS TO ELIMINATE THE CLASSIFIED STRUCTURE OF THE BOARD AND TO ELIMINATE THE RELATED SUPERMAJORITY VOTING PROVISIONS

The Company’s Restated Certificate of Incorporation (Article VIII) and Bylaws (Article III, Section 3) currently provide for the classification of the Board of Directors of Directors into three classes, with each class being elected every three years. Because of the classified board structure, stockholders have the opportunity to vote on only roughly one-third of the directors each year.

The Board of Directors proposes to amend Restated Certificate of Incorporation and Bylaws to eliminate the classified board structure and to eliminate the supermajority voting provisions for amending the classified board structure. The Board of Directors has unanimously adopted resolutions approving such amendments, declaring their advisability and recommending such amendments to the stockholders. The text of the proposed amendments to the Company’s Restated Certificate of Incorporation and Bylaws are set forth in Appendix A and Appendix B.

Also, the proposed amendment provides for the removal of a director with and without cause. Under Delaware law, stockholders may be limited to removing a director only for cause if a company has a classified board. However, under Delaware law, if the company elects directors annually, stockholders must have the ability to remove directors with or without cause. Accordingly, the Board is proposing to amend the Restated Certificate of Incorporation certificate to provide for such a right.

The affirmative vote of the holders of at least 67% of the Company’s issued and outstanding Common Stock as of the record date is required to approve this proposal. All abstentions and failures to return a proxy card will have the same effect as a vote against this proposal.

If the proposed amendments are approved by the stockholders, the classified board structure will be eliminated, the current term of office of each director will end at the 2006 annual meeting of stockholders, and all directors will thereafter be elected for one-year terms at each annual meeting of stockholders. Furthermore, any director chosen as a result of a newly created directorship or to fill a vacancy on the Board of Directors of Directors will hold office until the next annual meeting of stockholders.

If the proposed amendments are not approved by stockholders, the Board of Directors will remain classified, and the two directors elected at the 2005 Annual Meeting will be elected for a three-year term expiring in 2008. All other directors will continue in office for the remainder of their full three-year terms, subject to their earlier retirement, resignation, removal or death.

The concept of a classified board is an anti-takeover measure that the Board of Directors feels is no longer appropriate given the Company’s size and stature. Rather, the Board of Directors believes that stockholders should have the opportunity to vote on all directors each year and believes that this will be an effective way to maintain and enhance the accountability of the Board of Directors.

The proposed amendment marked to show changes to the relevant sections of the Restated Certificate of Incorporation and Bylaws are attached to this proxy statement as Appendix A and Appendix B. Deletions are marked as strike outs and additions are underlined. If this proposal is approved by the requisite vote of stockholders as set forth above, the Board of Directors intends to file a Certificate of Amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The proposed amendment to the Bylaws will become effective upon stockholder approval of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSED AMENDMENTS TO THE RESTATED CERTIFICATE OF INCORPORATION AND BYLAWS.

  PROPOSAL 3

RATIFICATION OF APPOINTMENT BY THE AUDIT COMMITTEE OF BDO SEIDMAN, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2005

You are being asked to ratify the appointment by our Audit Committee of BDO Seidman, LLP (“BDO”) as the Company’s independent registered public accounting firm for 2005. A representative of BDO is expected to be present at the Annual Meeting with the opportunity to make a statement if so desired, and will be available to respond to appropriate questions. If BDO should decline to act or otherwise become incapable of acting, or if BDO’s engagement is discontinued for any reason, our Audit Committee will appoint another accounting firm to serve as our independent public accountants for 2005.

2003 and 2004 Audit and Non-Audit Fees

The following table presents fees billed for professional audit services rendered by D&T & Touche, LLP (“D&T”), the Company’s former independent auditor, for the audit of the Company’s annual financial statements and review of the quarterly financial statements for 2003, and fees billed for other services rendered by D&T in 2003. The following table also presents fees billed for professional audit services rendered by BDO, the Company’s current principal accounting firm, for the audit of the Company’s annual financial statements for 2002, 2003 and 2004, review of the third quarter financial statements for 2004 and fees billed for other services rendered by BDO in 2004.

	2003	2004
Audit fees (1) (2)	$106,525	$174,000
Audit-related fees (3)	$108,628	0
Tax fees (2)	61,294	0
All other fees	-	-

Total	$276,447	$174,000

(1)	Audit fees for 2004 are only related to services provided by BDO. Certain amounts paid related to work performed by D&T during 2004 are not reflected in the table.
(2)	The 2004 BDO billings include $100,000 for their audit of the Company’s annual financial statements and review of the quarterly financial statements for 2002 and 2003.
(3)	Audit-related fees were primarily for acquisition related due diligence and accounting consultation in 2003 performed by D&T.
(4)	Tax fees were primarily for tax compliance and consulting performed by D&T.

In accordance with existing audit committee policy and the more recent requirements of the Sarbanes-Oxley Act, all services to be provided by BDO are subject to pre-approval by the Audit Committee. This includes audit services, audit-related services, tax services and other services. In some cases, pre-approval is provided by the full audit committee for up to a year, and relates to a particular category or group of services and is subject to a specific budget. In other cases, the audit committee has delegated authority to Dr. Miller to pre-approve additional services, which then is to be communicated to the full audit committee. All of the fees listed above have been approved by the Audit Committee.

Change in Independent Accountants

On December 15, 2004, D&T orally informed the chair of the Company's Audit Committee that it was resigning effective immediately. On December 16, 2004, D&T sent the Company a letter dated December 15, 2004 confirming D&T’s resignation effective on such date. D&T’s decision to resign was neither recommended nor approved by the Company's Audit Committee or its Board of Directors.

D&T’s report on the Company's consolidated financial statements for either of the two past fiscal years prior to D&T’s resignation did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. There have been no disagreements between the Company and D&T during the two most recent fiscal years or the subsequent interim period preceding the date of D&T’s resignation on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

D&T informed the Company that there were various factors that D&T considered in reaching its conclusion to resign, including the following factors. First, after the Company's sale of various assets and liabilities to D&H Services LLC in August 2004, the Company had no on-going operations or revenues, other than interest income. Second, D&T expressed concern regarding the Company's investigation of the alleged fraud by the Company's former President and CEO in connection with the D&H Services transaction. Finally, D&T was unwilling to rely upon the representations of the Company's current Chief Executive Officer. Prior to hiring the current Chief Executive Officer, however, the Board of Directors of the Company consulted with outside counsel and carefully reviewed the concerns raised by D&T and determined that there was no legal obstacle to hiring the current Chief Executive Officer, and that he was otherwise fit for office. The Company's Audit Committee and Board of Directors discussed these matters with D&T. The Company authorized D&T to respond fully to any inquiries of its successor accountant regarding these matters.

On February 1, 2005, the Audit Committee of the Company’s Board of Directors selected and retained the independent registered public accounting firm of BDO Seidman, LLP. BDO Seidman, LLP audited the Company’s financial statements for the fiscal years ended December 31, 2004, 2003 and 2002. During the two most recent fiscal years ended December 31, 2004 and December 31, 2003 and the subsequent interim period prior to engaging BDO Seidman, LLP, the Company did not consult with BDO Seidman, LLP on any matters set forth in Section 304(a)(2)(i) or (ii) of Regulation S-K.

The Company has provided D&T and BDO with a copy of the foregoing disclosures.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
RATIFICATION OF BDO SEIDMAN LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2005.

  OTHER MATTERS

Management does not know of any other matters to be presented at the Annual Meeting. If other matters do properly come before the Annual Meeting, it is intended that the persons named in the proxy will vote on them in their discretion.

Stockholder Proposals for Inclusion in 2006 Proxy Statement

In order to be considered for inclusion in the proxy statement and proxy card relating to the Company’s 2006 Annual Meeting of Stockholders, stockholder proposals must be received at the Company’s executive offices at 127 West 30th Street, 5th Floor, New York, NY 10001, addressed to the attention of the Corporate Secretary, within a reasonable period of time prior to the printing and mailing of the 2006 proxy statement. The exact date by which submissions must be submitted for inclusion will be set forth in a subsequent report by the Company on Form 10-Q or 10-K. Stockholder proposals submitted to the Company for consideration at the Company’s Annual Meeting of Stockholders to be held in 2006 after the date provided in such subsequent SEC filing will be considered untimely under Rule 14a-4(c)(i) promulgated by the SEC. Accordingly, the proxies solicited with respect to the Company’s 2006 Annual Meeting of Stockholders will confer discretionary authority to vote on any stockholder proposals received by the Company after such date.

Annual Report on Form 10-K

The Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (without exhibits thereto) has been mailed with this Proxy Statement. The Company will provide copies of exhibits to the Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. Stockholders may make such request in writing to Investor Relations, Merisel, Inc., 127 West 30th Street, 5th Floor, New York, NY 10001.

By Order of the Board of Directors

Donald R. Uzzi
Chairman of the Board,
Chief Executive Officer
and President

New York, New York
November 14, 2005

APPENDIX A

PROPOSED AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE CLASSIFIED STRUCTURE OF THE BOARD OF DIRECTORS AND THE RELATED SUPERMAJORITY VOTING PROVISIONS

The text of the proposed amendment is marked to reflect proposed changes:

Article VIII of the Company’s Restated Certificate of Incorporation is amended and restated in its entirety to read as follows:

“VIII.

\ ~~Section 1.~~ Classification of Board of Directors~~. The Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the entire Board of Directors permits with the term of office of one class expiring each year. At the annual meeting of stockholders in 1990 directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Any vacancies in the Board of Director for any reason, and any directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders. Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.~~\
Section 1. Election of Directors. Except as otherwise provided pursuant to the provisions of this Restated Certificate of Incorporation relating to the rights, if any, of holders of Preferred Stock then outstanding, the number of directors of the Corporation shall be determined from time to time in the manner described in the Bylaws. The directors, other than those who may be elected by the holders of Preferred Stock pursuant to this Restated Certificate of Incorporation, shall be elected by the holders of the then outstanding shares of capital stock of the Corporation entitled to vote in the election of directors, voting together as a single class, and shall hold office until the next annual meeting of stockholders and until their successors shall have been elected and qualified. Directors of the Corporation serving on December 14, 2005 shall hold office until the next succeeding annual meeting of stockholders and until their successors shall have been elected and qualified, notwithstanding that such directors may have previously been elected for a term that extended beyond the date of such annual meeting of stockholders. No director need be a stockholder.

A-1

Section 2. Removal of \Cause~~. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law,~~\Directors. Subject to the rights, if any, of holders of Preferred Stock then outstanding as specified in this Restated Certificate of \~~incorporation or the Bylaws of the Corporation)~~\Incorporation, any director or the entire Board of Directors \~~of the Corporation may be removed at any time, but only for cause. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions of Section 2 of this Article shall not apply with respect to the director or directors elected by such holders of Preferred Stock.~~\\ ~~Section 3.~~ Amendment or Repeal~~. The provisions set forth in this Article VIII may not be repealed or amended in any respect, unless such action is approved by the affirmative vote of the holders of not less than 67 percent of the outstanding shares of Common Stock~~\may be removed from office at any time with or without cause, by the vote of the holders of a majority of the then outstanding shares of capital stock of \~~this~~\the corporation\~~, subject to the provisions of any series of Preferred Stock which may at the time be outstanding.~~\ entitled to vote in the election of directors.

~~Section 3.~~ Amendment or Repeal~~. The provisions set forth in this Article VIII may not be repealed or amended in any respect, unless such action is approved by the affirmative vote of the holders of not less than 67 percent of the outstanding shares of Common Stock of this corporation, subject to the provisions of any series of Preferred Stock which may at the time be outstanding.~~

A-2

APPENDIX B

PROPOSED AMENDMENT TO THE COMPANY’S BYLAWS TO ELIMINATE THE CLASSIFIED STRUCTURE OF THE BOARD OF DIRECTORS AND THE RELATED SUPERMAJORITY VOTING PROVISIONS

The text of the proposed amendments is marked to reflect proposed changes:

Article III, Section 3 of the Company’s Bylaws, is amended and restated to read in its entirety as follows:

\~~Section 3.~~ Election and Term of Office of Directors. ~~The board of directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the entire board of directors permits with the term of office of one class expiring each year. At the annual meeting of stockholders in 1990 directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holder of any one or more series of Preferred Stock shall have right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders. Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.~~\

“Section 3. Election and Term of Office of Directors. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, directors shall be elected at each annual meeting of stockholders by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, and each director so elected shall hold office until the next annual meeting of stockholders and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal.”

The first paragraph of Article III, Section 4 of the Company’s Bylaws is amended and restated to read in its entirety as follows:

“Section 4. Vacancies. Any vacancies in the board of directors for any reason, and any directorships resulting from any increase in the number of the directors\~~,~~\ may be filled only by \~~the board of directors, acting by~~ \a majority of the directors then in office, \~~although~~\though less than a quorum, or by a sole remaining director, and shall not be filled by the stockholders, and any directors so chosen shall hold office until the next annual election \~~of the class for which such directors shall have been chosen~~ \and until their successors \~~shall be elected and qualified.~~\are duly elected and qualified.”

B-1

The next to the last paragraph of Article III, Section 4 of the Company’s Bylaws, is amended to add the following last sentence:

Any director may resign effective on giving written notice to the chairmain of the board, the president, the secretary, or the board of directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at future time, the board of directors may elect a successor to take office when the resignation becomes effective. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any director or the entire board of directors may be removed from office at any time with or without cause by the affirmative vote of the holders of the then outstanding shares of capital stock of the Corporation entitled to vote in the election of directors.

Article IX, Section 1(b) of the Company’s Bylaws is amended and restated in its entirety to read as follows:

“(b) Notwithstanding subparagraph (a) of this Article IX, Section 1, or any other provision of these Bylaws, Article II, Sections 3 and \~~10, Article III, Sections 2, 3 and 4~~\10 and this Article IX, Section 1 may be amended, altered, modified or repealed only by the affirmative vote of the holders of not less than 67% of the outstanding shares entitled to vote.”

B-2